SELECTED FUNDS
NOTES TO FINANCIAL STATEMENTS
June 30, 2001 (Unaudited)
NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS

A special meeting of shareholders was held on December 1,2000. The number of votes necessary to conduct the meeting and approve each proposal was obtained. The results of the votes of shareholders are listed below by proposal. PROPOSAL 1

Election of Directors

	Selected American Shares

			 For          Withheld

William P. Barr         87,532,730      917,000
Floyd A. Brown          87,527,228      922,502
Andrew A. Davis         87,527,242      922,488
Christopher C. Davis    87,528,897      920,833
Jerome E. Hass          87,533,663      916,067
Katherine L. MacWilliams87,525,650      924,080
James J. McMonagle      87,531,925      917,805
Richard C. O'Brien      87,533,506      916,224
Larry J.B. Robinson     87,531,011      918,719
Marsha Williams         87,529,193      920,537




				For     Against     Abstain

PROPOSAL 2A
To approve of the New Advisory and Sub-Advisory Agreements with Davis Selected Advisers, L.P., and its wholly owned subsidiary, Davis Selected Advisers
- NY, Inc.

	Selected American Shares   85,714,391  650,537  2,084,802






SELECTED FUNDS
NOTES TO FINANCIAL STATEMENTS - (Continued)
June 30, 2001 (Unaudited)
NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS - Continued

				For     Against          Abstain

PROPOSAL 3A

To amend fundamental policies regarding diversification

	Selected American Shares 67,719,072   2,295,052   2,252,334

PROPOSAL 3B
To amend fundamental policies regarding concentration

	Selected American Shares  67,530,881  2,426,355  2,309,222

PROPOSAL 3C
To amend fundamental policies regarding senior securities

	Selected American Shares 68,089,524  1,804,417   2,372,517

PROPOSAL 3D
To amend fundamental policies regarding borrowing

	Selected American Shares 67,443,763  2,447,513   2,375,182






PROPOSAL 3E
To amend fundamental policies regarding underwriting

	Selected American Shares 67,082,473  2,792,956  2,391,029

PROPOSAL 3F
To amend fundamental policies regarding investments in commodities and real estate

	Selected American Shares 67,283,595  2,569,556  2,413,307

PROPOSAL 3G
To amend fundamental policies regarding making loans

	Selected American Shares 67,209,055  2,542,107  2,515,296


SELECTED FUNDS
NOTES TO FINANCIAL STATEMENTS - (Continued)
June 30, 2001 (Unaudited)
NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS - Continued

				For      Against       Abstain
PROPOSAL 3H
To eliminate the fundamental policy regarding pledging, mortgaging, and hypothecation

	Selected American Shares  67,048,876   2,659,588  2,557,994

PROPOSAL 3I
To eliminate the fundamental policy regarding investments in options and futures contracts

	Selected American Shares 66,397,864  3,423,170  2,445,424

PROPOSAL 3J
To eliminate the fundamental policy regarding investments in other investment companies

	Selected American Shares  67,622,690   2,195,622  2,448,146



PROPOSAL 3K
To eliminate the fundamental policies regarding short selling and margin

	Selected American Shares 66,613,221  3,169,788   2,483,449

PROPOSAL 3L
To eliminate the fundamental policy regarding investments in illiquid securities and repurchase agreements

	Selected American Shares  66,229,332  3,534,251  2,502,875

PROPOSAL 3M
To eliminate the fundamental policy regarding investments in companies with affiliated ownership

	Selected American Shares 67,062,537   2,669,086  2,534,835




SELECTED FUNDS
NOTES TO FINANCIAL STATEMENTS - (Continued)
June 30, 2001 (Unaudited)
NOTE 8 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS - Continued

				For      Against       Abstain
PROPOSAL 4
To ratify the selection of KPMG LLP as independent accountants of the Fund

	Selected American Shares  67,062,775  2,669,086  2,534,597